  EXHIBIT 99.1

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”) is dated as of July 17, 2023, by and among Huaizhong Health Group Inc., (the “Company”), Sannong Youxuan (BVI) Limited (the “Target”), and Sannong Youxuan Holdings Limited, the sole shareholder of the Target (the “Seller”). The Company, the Target and the Seller are sometimes referred to herein individually as the “Party” or collectively as the “Parties”.

WHEREAS, on March 27, 2023, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with the Target, and the “Seller”, pursuant to which, among other things and subject to the terms and conditions contained therein, the Company agreed to effect an acquisition of the Target by acquiring from the Seller 100% of the ordinary shares issued and outstanding of the Target (the “Acquisition”);

WHEREAS, pursuant to the Share Exchange Agreement, in exchange for the acquisition of 100% of the ordinary shares issued and outstanding of the Target, the Company issued an aggregate of 1,000,000 shares of common stock, par value $0.001 per share, of the Company (the “Exchange Shares”) to the Seller;

WHEREAS, the Share Exchange Agreement provides that it may be terminated at any time prior to the Closing of the Acquisition by mutual written consent of the Company and the Seller;

WHEREAS, the Seller and the Company agree that it is in their respective best interests to enter into this Agreement whereby, for the consideration specified herein, the Share Exchange Agreement shall terminate;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and other promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the Company, the Target and the Seller agree as follows:

1. Termination. The Parties mutually agree to terminate the Agreement as of the Effective Date and, as a result of such termination, the Parties hereby acknowledge and agree that, except as expressly provided for under this Agreement, their respective rights and obligations under the Share Exchange Agreement are hereby terminated as of the Effective Date and that all Parties shall have no further liability to each other under the Share Exchange Agreement or with respect to the Share Exchange Agreement, except as expressly set forth in this Agreement.

2. Effect of Termination. Upon termination of the Share Exchange Agreement, none of Seller, the Target and the Company shall have any rights, obligations, or liabilities to the other parties under the Share Exchange Agreement.

3. Releases. Effective as of the Termination Date, each of the parties hereto, on its own behalf and on behalf of its principals, agents, Affiliates, successors, assigns, heirs, representatives, and attorneys, hereby irrevocably, fully and unconditionally releases and forever discharges the other party and each of its past or present directors, officers, employees, attorneys, principals, agents, Affiliates, successors, assigns, heirs, representatives, and insurers, from and against any and all present and future claims, counterclaims, demands, actions, suits, causes of action, damages, controversies and liabilities, including, without limitation, any costs, expenses, bills, penalties or attorneys’ fees, whether known or unknown, contingent or absolute, foreseen or unforeseen, and whether in law, equity or otherwise, that could have been asserted in any court or forum and relating in any way to any conduct, occurrence, activity, expenditure, promise or negotiation arising from or relating to the Share Exchange Agreement, including the performance thereof and further payment obligations of any kind in connection therewith.

1

4. Due Authorization. Each party hereto hereby represents and warrants that the signature to this Agreement has been duly authorized by all necessary corporate action on its part and that the officer executing this Agreement on its behalf has the authority to execute the same and to bind it to the terms and conditions of this Agreement.

5. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

6. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

8. Governing law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in The City and County of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the City and County of New York for the purpose of any action or proceeding arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of the action or proceeding is improper, or that this Agreement may not be enforced in or by any of the above-named courts. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9. Amendment. The provisions of this Agreement may only be amended, modified or waived with the written consent of each party hereto. No failure or delay on the party of any party in exercising any right or remedy, or in requiring the satisfaction of any condition, under this Agreement shall operate as a waiver of, or impair, any such right, remedy or condition. No single or partial exercise of any such right, remedy or condition shall preclude any other or further exercise thereof or the exercise of any other right, remedy or condition. No waiver of any right of a party under this Agreement shall be effective unless given in writing by such party, or shall be deemed a waiver of any other right hereunder.

8.2 Entire Agreement; Assignment. None of the parties may assign any of its rights or delegate any of its obligations under this Agreement without the written consent of the other parties hereto, which consent shall not be unreasonably withheld. Any purported assignment or delegation absent such consent shall be null and void and without effect. This Agreement shall be binding upon, and shall inure to the benefit of, the successors to, or permitted assigns of, any of the parties.

2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HUAIZHONG HEALTH GROUP INC.

By:	/s/ Yuantong Wang
Name:	Yuantong Wang
Title:	CEO

SANNONG YOUXUAN (BVI) LIMITED

By:	/s/ Qianqian Luo
Name:	Qianqian Luo
Title:	Director

SANNONG YOUXUAN HOLDINGS LIMITED

By:	/s/Qianqian Luo
Name:	Qianqian Luo
Title:	Director

3